Exhibit 99.1
NEWS RELEASE
TCF Financial Corporation • 333 West Fort Street, Suite 1800 • Detroit, MI 48226
FOR IMMEDIATE RELEASE

Contact:
Randi Berris	(248) 608-5239	news@tcfbank.com	(Media)
Timothy Sedabres	(952) 745-2766	investor@tcfbank.com	(Investors)

TCF REPORTS FOURTH QUARTER 2020 RESULTS

Fourth Quarter 2020 Highlights
•Quarterly net income of $91.4 million, or $0.58 per diluted share, up 63.9% from the third quarter of 2020
•Adjusted diluted earnings per common share of $0.75(1), up 19.0% from the third quarter of 2020. Adjusted diluted earnings per common share excludes $24.7 million, or $0.17 per share, after-tax impact of merger-related expenses and notable items
•Loan and lease balances grew 0.4% from September 30, 2020. Loan and lease balances, excluding PPP loans, grew 1.2% from September 30, 2020
•Net charge-offs of $11.6 million, or 0.14% of average loans and leases (annualized)
•Provision for credit losses of $11.8 million, down 83.0% from the third quarter of 2020
•Allowance for credit losses, which includes the reserve for unfunded lending commitments, of 1.59% of total loans and leases, compared to 1.60% at September 30, 2020
•Nonaccrual loans and leases of $677.3 million, up $300.6 million, or 79.8%, from September 30, 2020
•Efficiency ratio of 74.53%, improved 76 basis points from the third quarter of 2020. Adjusted efficiency ratio of 64.80%(1), up 363 basis points from the third quarter of 2020
•Common equity Tier 1 capital ratio of 11.45%, compared to 11.45% at September 30, 2020
•On December 13, 2020, announced merger with Huntington Bancshares Incorporated ("Huntington"), which is expected to close in the second quarter of 2021

Merger-related Expenses and Notable items in the Fourth Quarter of 2020 and Third Quarter of 2020(1)
•Pre-tax merger-related expenses of $31.5 million, $24.4 million net of tax, or $0.17 per diluted common share for the fourth quarter of 2020, compared to pre-tax merger-related expenses of $54.0 million, $42.8 million net of tax, or $0.28 per diluted common share for the third quarter of 2020
•Pre-tax expenses of $357 thousand, $276 thousand net of tax, related to notable items for the fourth quarter of 2020, compared to pre-tax expenses of $154 thousand, $122 thousand net of tax, related to notable items for the third quarter of 2020, see summary of notable items adjustments below

(1)Denotes a non-GAAP financial measure. See "Reconciliation of GAAP to Non-GAAP Financial Measures" tables and the following table detailing merger-related expenses and notable items.

Summary of Financial Results
	At or For the Quarter Ended					Change From
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,		Dec. 31,
(Dollars in thousands, except per share data)	2020	2020	2020	2020	2019	2020		2019
Financial Results
Net income attributable to TCF	$91,358	$55,738	$23,764	$51,899	$112,399	63.9%		(18.7)%
Net interest income	381,394	377,167	378,359	401,481	408,753	1.1		(6.7)
Basic earnings per common share	$0.58	$0.35	$0.14	$0.33	$0.72	65.7		(19.4)
Diluted earnings per common share	0.58	0.35	0.14	0.32	0.72	65.7		(19.4)
Return on average assets ("ROAA")(1)	0.78%	0.46%	0.21%	0.46%	0.99%	32	bps	(21)	bps
ROACE(1)	6.44	3.87	1.56	3.64	8.00	257		(156)
ROATCE (non-GAAP)(1)(2)	9.18	5.71	2.57	5.42	11.35	347		(217)
Net interest margin	3.53	3.31	3.33	3.73	3.86	22		(33)
Net interest margin (FTE)(1)(2)	3.55	3.34	3.35	3.76	3.89	21		(34)
Net charge-offs as a percentage of average loans and leases(1)	0.14	0.28	0.04	0.06	0.07	(14)		7
Nonperforming assets as a percentage of total loans and leases and other real estate owned(3)	2.06	1.20	0.94	0.80	0.59	86		147
Efficiency ratio	74.53	75.29	78.26	69.57	73.49	(76)		104
Adjusted Financial Results (non-GAAP)
Adjusted net income attributable to TCF(1)(2)	$116,054	$98,696	$84,862	$89,855	$161,581	17.6%		(28.2)%
Adjusted diluted earnings per common share(2)	$0.75	$0.63	$0.54	$0.57	$1.04	19.0		(27.9)
Adjusted ROAA(1)(2)	0.99%	0.81%	0.70%	0.78%	1.42%	18	bps	(43)	bps
Adjusted ROACE(1)(2)	8.23	6.99	6.03	6.43	11.57	124		(334)
Adjusted ROATCE(1)(2)	11.62	9.96	8.70	9.24	16.25	166		(463)
Adjusted efficiency ratio(2)	64.80	61.17	59.80	58.24	58.51	363		629
(1)Annualized.
(2)Denotes a non-GAAP financial measure. See "Reconciliation of GAAP to Non-GAAP Financial Measures" tables.
(3)Prior to the adoption of CECL as of January 1, 2020, purchased credit impaired loans were not classified as nonaccrual loans because they were recorded at their net realizable value based on the principal and interest expected to be collected on the loans. At January 1, 2020, $73.4 million of previous purchased credit impaired loans were reclassified to nonaccrual loans as a result of the adoption of CECL.

The following table includes merger-related expenses and notable items used to arrive at adjusted net income in the Adjusted Financial Results (non-GAAP) (see "Reconciliation of Non-GAAP Financial Measures" tables).

	For the Quarter Ended December 31, 2020			For the Quarter Ended September 30, 2020
(Dollars in thousands, except per share data)	Pre-tax income (loss)	After-tax benefit (loss)(1)	Per Share	Pre-tax income (loss)	After-tax benefit (loss)(1)	Per Share
Merger-related expenses	$(31,530)	$(24,420)	$(0.17)	$(54,011)	(42,836)	$(0.28)
Notable items:
Loan servicing rights impairment(2)	(357)	(276)	—	(154)	(122)	—
Total notable items	(357)	(276)	—	(154)	(122)	—
Total merger-related and notable items	$(31,887)	$(24,696)	$(0.17)	$(54,165)	$(42,958)	$(0.28)
(1)Net of tax benefit at our normal tax rate and other tax benefits.
(2)Included within other noninterest income.

DETROIT (January 22, 2021) - TCF Financial Corporation ("TCF" or the "Corporation") (NASDAQ: TCF) today reported net income of $91.4 million, or diluted earnings per common share of $0.58, for the fourth quarter of 2020, compared with $55.7 million, or diluted earnings per common share of $0.35, for the third quarter of 2020. Adjusted net income was $116.1 million, or $0.75 per diluted common share for the fourth quarter of 2020, compared with $98.7 million, or $0.63 per diluted common share, for the third quarter of 2020 (see "Reconciliation of GAAP to Non-GAAP Financial Measures" tables).

“The fourth quarter was highlighted by strong momentum across the bank which helped drive higher loan and lease balances, increased revenues, net interest margin expansion, and strong capital ratios, all of which position us well as we prepare to complete our announced merger with Huntington in the second quarter of 2021,” said David T. Provost, chief executive officer. "We believe this merger will benefit our key stakeholders through leading market share in top Midwest markets, increased scale, a broader product set, enhanced technology capabilities and investments, and significant earnings per share accretion. As we look forward to the closing of the merger, our focus over the next several months will be on taking care of our team members, serving both our consumer and commercial customers, and growing the business.”
Net Interest Income and Net Interest Margin
Net interest income was $381.4 million for the fourth quarter of 2020, an increase of $4.2 million, or 1.1%, from the third quarter of 2020. Purchase accounting accretion and amortization included in net interest income was $23.0 million for the fourth quarter of 2020, compared to $17.7 million for the third quarter of 2020. At December 31, 2020, the remaining fair value discount from purchase accounting on acquired loans totaled $108.1 million. Additionally, fourth quarter of 2020 net interest income recorded included $19.1 million of interest and fee income from PPP less funding costs, compared to $14.7 million for the third quarter of 2020. Adjusted net interest income, including FTE adjustments and excluding purchase accounting accretion and amortization and the impact from PPP loans, a non-GAAP financial measure, was $342.5 million for the fourth quarter of 2020, compared to $347.6 million for the third quarter of 2020.

Net interest margin was 3.53% for the fourth quarter of 2020, compared to 3.31% in the third quarter of 2020, while net interest margin on a fully tax-equivalent basis (FTE), a non-GAAP financial measure, was 3.55%, up 21 basis points from the third quarter of 2020. The increase in net interest margin from the third quarter of 2020 was primarily driven by lower cash balances, lower cost of funds and overall higher yields on loans benefited by PPP forgiveness and higher accretion, partially offset by new loan and lease originations at lower yields than loan and lease runoff. Deposit costs continued to reprice lower as they declined from 0.32% in the third quarter of 2020 to 0.22% in the fourth quarter of 2020. Adjusted net interest margin FTE, excluding a 21 basis point impact related to purchase accounting accretion and amortization and a four basis point impact related to PPP loans, a non-GAAP financial measure, was 3.30% for the fourth quarter of 2020, up 11 basis point from the third quarter of 2020. See the "Reconciliation of GAAP to Non-GAAP Financial Measures" tables for reconciliations of our noted non-GAAP measures.

Noninterest Income
Noninterest income was $127.2 million for the fourth quarter of 2020, an increase of $8.4 million, or 7.1%, from the third quarter of 2020. Noninterest income for the fourth quarter of 2020 included a notable item of a $357 thousand loan servicing rights impairment, included in other noninterest income. Noninterest income for the third quarter of 2020 included a notable item of an $154 thousand loan servicing rights impairment, included in other noninterest income. Adjusted noninterest income, a non-GAAP financial measure, for the fourth quarter of 2020 was $127.6 million, compared to $119.0 million in the third quarter of 2020. The fourth quarter of 2020 noninterest income, compared to the third quarter of 2020, also included increases of $8.2 million in leasing revenue due to an increase in sales-type lease revenue through our equipment financing activity and $4.3 million in fees and service charges on deposit accounts, partially offset by decreases of $9.8 million in net gains on sales of loans and leases and $2.3 million in net gains on investment securities. The decrease in net gains on sales of loans and leases was primarily due to lower volume and gain on sale rate. The fourth quarter of 2020 also included a $2.4 million favorable interest rate swap mark-to-market adjustment resulting from changes in the interest rate environment, included in other noninterest income, compared to an unfavorable interest rate swap mark-to-market adjustment of $2.6 million in the third quarter of 2020.

Noninterest Expense
Noninterest expense was $379.1 million for the fourth quarter of 2020, an increase of $5.7 million, or 1.5%, from the third quarter of 2020. The fourth quarter of 2020 included $31.5 million of merger-related expenses, $15.5 million of executive severance expense recorded in compensation and benefits expense, and $3.6 million of historic tax credit amortization recorded in other noninterest expense. The increase in the fourth quarter of 2020 primarily reflected increases of $22.7 million in compensation and benefits expense, $3.7 million in other noninterest expense and $1.8 million in occupancy and equipment expense, partially offset by a decrease of $22.5 million in merger-related expenses. Compensation and benefits expense also included $4.5 million of higher commission expense, compared to the third quarter of 2020 driven by stronger leasing activity and loan originations.

Income Tax Expense
Income tax expense for the fourth quarter of 2020 was $25.0 million, an effective tax rate of 21.3%, compared to income tax benefit of $4.4 million for the third quarter of 2020. Income tax expense for the third quarter included a $16.0 million benefit attributable to tax net operating loss carryback benefits associated with the CARES Act. Excluding the benefit provided by the CARES Act, our effective tax rate was 21.9% for the third quarter of 2020.

Credit Quality
Provision for credit losses Provision for credit losses was $11.8 million for the fourth quarter of 2020, a decrease of $57.8 million, from the third quarter of 2020. The provision for credit losses in the fourth quarter of 2020 reflects stabilization in the overall level of allowance for credit losses ("ACL") primarily resulting from improvement in both current and forecasted macro-economic conditions, offset by continued uncertainty around the performance of sectors more heavily impacted by COVID-19. Fourth quarter 2020 net charge-offs were $11.6 million, compared to $24.6 million in the third quarter of 2020.

Net charge-off rate The annualized net charge-offs as a percentage of average loans and leases were 0.14% for the fourth quarter of 2020, down 14 basis points from the third quarter of 2020.

Allowance for Credit Losses The ACL includes both the allowance for loan and lease losses, which is presented separately on the Consolidated Statements of Financial Condition, and the reserve for unfunded lending commitments, which is included in other liabilities on the Consolidated Statements of Financial Condition. The ACL was $549.2 million, or 1.59% of total loans and leases, at December 31, 2020, compared to $549.4 million, or 1.60%, at September 30, 2020. The ACL as a percentage of total loans and leases, excluding PPP loans, a non-GAAP financial measure, was relatively stable at 1.67% at December 31, 2020, compared to 1.69% at September 30, 2020 (see "Reconciliation of GAAP to Non-GAAP Financial Measures" tables). The PPP loans are individually guaranteed by the Small Business Administration and therefore the accounting under CECL does not require reserves to be recorded on such loans.

Nonaccrual loans and leases Nonaccrual loans and leases were $677.3 million at December 31, 2020 and represented 1.97% of total loans and leases, compared to $376.7 million, or 1.10% of total loans and leases, at September 30, 2020. The $300.6 million increase in nonaccrual loans and leases from September 30, 2020 included a $251.9 million increase from the commercial portfolio and a $48.6 million increase from the consumer portfolio. The increase within the commercial portfolio was primarily driven by certain sectors more heavily impacted by COVID-19, including the motor coach, shuttle bus, and hotel sectors.

Nonaccrual loans and leases in the motor coach sector were $104.0 million, an increase of $65.7 million from September 30, 2020, while nonaccrual loans and leases in the shuttle bus sector were $36.4 million, an increase of $24.0 million from September 30, 2020, and nonaccrual loans in the hotel sector were $78.5 million, an increase of $57.1 million from September 30, 2020. Due to the prolonged recovery of revenues for borrowers in these sectors given the dependency on travel and related activity levels, we have taken a proactive approach by working with borrowers to extend deferrals into 2021 where necessary, many of which have been moved to nonaccrual status.

Loan and Lease Deferrals Loans and leases on deferral status were $329.8 million at December 31, 2020, a decrease of $73.8 million, or 18.3%, from September 30, 2020. Loans and leases on deferral status included $218.0 million of balances that are included in nonaccrual balances at December 31, 2020, the majority of which have been on deferral for over 180 days.

Balance Sheet
Loans and leases

	Dec. 31,	Sep. 30,	Change
(Dollars in thousands)	2020	2020	$	%
Total loans and leases	$34,466,408	$34,343,691	$122,717	0.4%
PPP loans	1,553,908	1,836,850	$(282,942)	(15.4)
Adjusted total loans and leases, excluding PPP(1)	$32,912,500	$32,506,841	$405,659	1.2%
(1)Denotes a non-GAAP financial measure.

Loans and leases were $34.5 billion at December 31, 2020, an increase of $122.7 million, or 0.4%, compared to $34.3 billion at September 30, 2020. At December 31, 2020 we had $1.6 billion of PPP loans outstanding, compared to $1.8 billion at September 30, 2020, all included in our commercial and industrial loan portfolio. Loans and leases excluding PPP loans, a non-GAAP financial measure, increased $405.7 million, or 1.2%, from September 30, 2020, primarily due to increases in the residential mortgage, lease financing and commercial and industrial portfolios.

Investment securities The investment securities portfolio was $8.5 billion at December 31, 2020, an increase of $852.6 million, or 11.2%, compared to $7.6 billion at September 30, 2020. The increase from September 30, 2020 was primarily due to purchases of residential mortgage-backed securities.

Deposits Deposits were $38.9 billion at December 31, 2020, a decrease of $315.8 million, or 0.8%, compared to September 30, 2020. Increases in noninterest-bearing deposits of $345.0 million, savings account balances of $214.5 million and money market accounts of $166.3 million were offset by decreases in certificates of deposits of $810.4 million and checking deposit account balances of $231.2 million as of December 31, 2020 compared to September 30, 2020. On a year-over-year basis, noninterest-bearing deposits increased $3.1 billion, or 38.5%.

Capital The common equity Tier 1 capital ratio was 11.45% at December 31, 2020, compared to 11.45% at September 30, 2020. Our capital ratios reflect our election of the five-year CECL transition for regulatory capital purposes.

TCF Financial Corporation (NASDAQ: TCF) is a Detroit, Michigan-based financial holding company with $48 billion in total assets at December 31, 2020 and a top 10 deposit market share in the Midwest. TCF’s primary banking subsidiary, TCF National Bank, is a premier Midwest bank offering consumer and commercial banking, trust and wealth management, and specialty leasing and lending products and services to consumers, small businesses and commercial clients. TCF has approximately 475 banking centers primarily located in Michigan, Illinois and Minnesota with additional locations in Colorado, Ohio, South Dakota and Wisconsin. TCF also conducts business across all 50 states and Canada through its specialty lending and leasing businesses. To learn more about TCF, visit ir.tcfbank.com.

Cautionary Statements for Purposes of the Safe Harbor Provisions of the Securities Litigation Reform Act
Any statements contained in this earnings release regarding the outlook for the Corporation's businesses and their respective markets, such as statements regarding projections of future performance, targets, guidance, statements of the Corporation's plans and objectives, forecasts of market trends and other matters are forward-looking statements based on the Corporation's assumptions and beliefs. Such statements may be identified by such words or phrases as "will likely result," "are expected to," "will continue," "outlook," "will benefit," "is anticipated," "estimate," "project," "management believes" or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, TCF claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.

This release also contains forward-looking statements regarding TCF's outlook or expectations with respect to the planned merger with Huntington. Examples of forward-looking statements include, but are not limited to, statements regarding the outlook and expectations of TCF and Huntington with respect to the planned merger, the strategic benefits and financial benefits of the merger, including the expected impact of the merger on the combined corporation's future financial performance (including anticipated accretion to earnings per share, the tangible book value earn-back period and other operating and return metrics), and the timing of the closing of the merger. Such risks, uncertainties and assumptions, include, among others:
◦the failure to obtain necessary regulatory approvals when expected or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect TCF or Huntington or the expected benefits of the merger);
◦the failure of either TCF or Huntington to obtain shareholder approval, or to satisfy any of the other closing conditions to the merger on a timely basis or at all;
◦the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement;
◦the possibility that the anticipated benefits of the merger, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the impact of, or problems arising from, economic weakness, competitive factors in the areas where TCF and Huntington do business, or as a result of other unexpected factors or events;
◦the impact of purchase accounting with respect to the merger, or any change in the assumptions used regarding the assets purchased and liabilities assumed to determine their fair value;
◦diversion of management's attention from ongoing business operations and opportunities;
◦potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the merger;
◦the ability of either TCF or Huntington to repurchase their stock and the prices at which such repurchases may be made;

◦the outcome of any legal proceedings that may be instituted against TCF or Huntington;
◦the integration of the businesses and operations of TCF and Huntington, which may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to our businesses;
◦business disruptions following the merger; and
◦other factors that may affect future results of TCF and Huntington including changes in asset quality and credit risk; the inability to grow revenue and earnings; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Additional factors that could cause results to differ materially from those described above can be found in the risk factors described in Part I, Item 1A of TCF’s Annual Report on Form 10-K under the heading "Risk Factors" filed with the SEC for the year ended December 31, 2019 or otherwise disclosed in documents filed or furnished by us with or to the SEC after the filing of the Annual Report on Form 10-K. TCF disclaims any obligation to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by law. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive.

Use of Non-GAAP Financial Measures
Management uses the adjusted net income, adjusted diluted earnings per common share, adjusted ROAA, adjusted ROACE, ROATCE, adjusted ROATCE, adjusted efficiency ratio, adjusted net interest income, net interest margin (FTE), adjusted net interest margin (FTE), adjusted noninterest income, adjusted noninterest expense, tangible book value per common share, tangible common equity to tangible assets and the allowance for credit losses as percentage of total loans and leases, excluding PPP loans, internally to measure performance and believes that these financial measures not recognized under generally accepted accounting principles in the United States ("GAAP") (i.e. non-GAAP) provide meaningful information to investors that will permit them to assess the Corporation's capital and ability to withstand unexpected market or economic conditions and to assess the performance of the Corporation in relation to other banking institutions on the same basis as that applied by management, analysts and banking regulators. TCF adjusts certain results to exclude merger-related expenses and notable items in addition to presenting net interest income and net interest margin (FTE) excluding purchase accounting accretion and amortization and the impact of PPP loans. Management believes these measures are useful to investors in understanding TCF's business and operating results.

These non-GAAP financial measures are not defined by GAAP and other entities may calculate them differently than TCF does. Non-GAAP financial measures have inherent limitations and are not required to be uniformly applied. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a corporation, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes selected items does not represent the amount that effectively accrues directly to shareholders. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measure may be found in the reconciliation tables included in this press release.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Financial Condition (Unaudited)
						Change From
(Dollars in thousands)	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30, 2020		Dec. 31, 2019
	2020	2020	2020	2020	2019	$	%	$	%
ASSETS:
Cash and cash equivalents:
Cash and due from banks	$531,918	$538,481	$535,507	$713,413	$491,787	$(6,563)	(1.2)%	$40,131	8.2%
Interest-bearing deposits with other banks	728,677	1,232,773	2,545,170	565,458	736,584	(504,096)	(40.9)	(7,907)	(1.1)
Total cash and cash equivalents	1,260,595	1,771,254	3,080,677	1,278,871	1,228,371	(510,659)	(28.8)	32,224	2.6
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	320,436	300,444	386,483	484,461	442,440	19,992	6.7	(122,004)	(27.6)
Investment securities:
Available-for-sale, at fair value	8,284,723	7,446,163	7,219,373	7,025,224	6,720,001	838,560	11.3	1,564,722	23.3
Held-to-maturity, at amortized cost	184,359	170,309	130,101	135,619	139,445	14,050	8.2	44,914	32.2
Total investment securities	8,469,082	7,616,472	7,349,474	7,160,843	6,859,446	852,610	11.2	1,609,636	23.5
Loans and leases held-for-sale	222,028	460,427	532,799	287,177	199,786	(238,399)	(51.8)	22,242	11.1
Loans and leases	34,466,408	34,343,691	35,535,824	35,921,614	34,497,464	122,717	0.4	(31,056)	(0.1)
Allowance for loan and lease losses	(525,868)	(515,229)	(461,114)	(406,383)	(113,052)	(10,639)	(2.1)	(412,816)	N.M.
Loans and leases, net	33,940,540	33,828,462	35,074,710	35,515,231	34,384,412	112,078	0.3	(443,872)	(1.3)
Premises and equipment, net	470,131	469,699	472,240	516,454	533,138	432	0.1	(63,007)	(11.8)
Goodwill	1,313,046	1,313,046	1,313,046	1,313,046	1,299,878	0	0.0	13,168	1.0
Other intangible assets, net	146,377	151,875	157,373	162,887	168,368	(5,498)	(3.6)	(21,991)	(13.1)
Loan servicing rights	38,303	38,253	38,816	47,283	56,313	50	0.1	(18,010)	(32.0)
Other assets	1,621,949	1,615,857	1,656,842	1,828,130	1,479,401	6,092	0.4	142,548	9.6
Total assets	$47,802,487	$47,565,789	$50,062,460	$48,594,383	$46,651,553	$236,698	0.5%	$1,150,934	2.5%
LIABILITIES AND EQUITY:
Deposits:
Noninterest-bearing	$11,036,086	$10,691,041	$10,480,245	$8,237,916	$7,970,590	$345,045	3.2%	$3,065,496	38.5%
Interest-bearing	27,820,233	28,481,056	28,730,627	27,561,387	26,497,873	(660,823)	(2.3)	1,322,360	5.0
Total deposits	38,856,319	39,172,097	39,210,872	35,799,303	34,468,463	(315,778)	(0.8)	4,387,856	12.7
Short-term borrowings	617,363	655,461	2,772,998	3,482,535	2,669,145	(38,098)	(5.8)	(2,051,782)	(76.9)
Long-term borrowings	1,374,732	871,845	936,908	2,600,594	2,354,448	502,887	57.7	(979,716)	(41.6)
Other liabilities	1,264,776	1,207,966	1,483,127	1,056,118	1,432,256	56,810	4.7	(167,480)	(11.7)
Total liabilities	42,113,190	41,907,369	44,403,905	42,938,550	40,924,312	205,821	0.5	1,188,878	2.9
Equity:
Preferred stock	169,302	169,302	169,302	169,302	169,302	—	—	—	—
Common stock	152,566	152,380	152,233	152,186	152,966	186	0.1	(400)	(0.3)
Additional paid-in capital	3,457,802	3,450,669	3,441,925	3,433,234	3,462,080	7,133	0.2	(4,278)	(0.1)
Retained earnings	1,735,201	1,700,044	1,700,480	1,732,932	1,896,427	35,157	2.1	(161,226)	(8.5)
Accumulated other comprehensive income	182,673	191,771	198,408	166,170	54,277	(9,098)	(4.7)	128,396	N.M.
Other	(26,731)	(27,122)	(27,093)	(28,140)	(28,037)	391	1.4	1,306	4.7
Total TCF Financial Corporation shareholders' equity	5,670,813	5,637,044	5,635,255	5,625,684	5,707,015	33,769	0.6	(36,202)	(0.6)
Non-controlling interest	18,484	21,376	23,300	30,149	20,226	(2,892)	(13.5)	(1,742)	(8.6)
Total equity	5,689,297	5,658,420	5,658,555	5,655,833	5,727,241	30,877	0.5	(37,944)	(0.7)
Total liabilities and equity	$47,802,487	$47,565,789	$50,062,460	$48,594,383	$46,651,553	$236,698	0.5%	$1,150,934	2.5%
N.M. Not Meaningful

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	Quarter Ended					Change From
(Dollars in thousands)	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30, 2020		Dec. 31, 2019
	2020	2020	2020	2020	2019	$	%	$	%
Interest income:
Interest and fees on loans and leases	$366,152	$373,112	$392,826	$443,096	$446,738	$(6,960)	(1.9)%	$(80,586)	(18.0)%
Interest on investment securities:
Taxable	35,389	35,648	32,505	40,920	36,282	(259)	(0.7)	(893)	(2.5)
Tax-exempt	3,772	3,892	4,155	4,349	4,374	(120)	(3.1)	(602)	(13.8)
Interest on loans held-for-sale	2,682	3,829	3,322	1,561	15,767	(1,147)	(30.0)	(13,085)	(83.0)
Interest on other earning assets	3,457	3,967	5,562	5,466	6,617	(510)	(12.9)	(3,160)	(47.8)
Total interest income	411,452	420,448	438,370	495,392	509,778	(8,996)	(2.1)	(98,326)	(19.3)
Interest expense:
Interest on deposits	20,930	31,852	46,785	67,419	77,003	(10,922)	(34.3)	(56,073)	(72.8)
Interest on borrowings	9,128	11,429	13,226	26,492	24,022	(2,301)	(20.1)	(14,894)	(62.0)
Total interest expense	30,058	43,281	60,011	93,911	101,025	(13,223)	(30.6)	(70,967)	(70.2)
Net interest income	381,394	377,167	378,359	401,481	408,753	4,227	1.1	(27,359)	(6.7)
Provision for credit losses	11,818	69,664	78,726	96,943	14,403	(57,846)	(83.0)	(2,585)	(17.9)
Net interest income after provision for credit losses	369,576	307,503	299,633	304,538	394,350	62,073	20.2	(24,774)	(6.3)
Noninterest income:
Leasing revenue	40,081	31,905	37,172	33,565	46,686	8,176	25.6	(6,605)	(14.1)
Fees and service charges on deposit accounts	29,782	25,470	22,832	34,597	39,356	4,312	16.9	(9,574)	(24.3)
Card and ATM revenue	22,995	23,383	20,636	21,685	24,751	(388)	(1.7)	(1,756)	(7.1)
Net gains on sales of loans and leases	13,662	23,490	29,034	20,590	12,934	(9,828)	(41.8)	728	5.6
Wealth management revenue	6,838	6,506	6,206	6,151	6,172	332	5.1	666	10.8
Servicing fee revenue	449	321	3,041	6,792	6,022	128	39.9	(5,573)	(92.5)
Net gains on investment securities	6	2,324	8	0	8	(2,318)	(99.7)	(2)	(25.0)
Other	13,423	5,411	14,125	13,583	22,123	8,012	148.1	(8,700)	(39.3)
Total noninterest income	127,236	118,810	133,054	136,963	158,052	8,426	7.1	(30,816)	(19.5)
Noninterest expense:
Compensation and employee benefits	191,052	168,323	171,799	171,528	180,969	22,729	13.5	10,083	5.6
Occupancy and equipment	50,062	48,233	54,107	57,288	56,771	1,829	3.8	(6,709)	(11.8)
Lease financing equipment depreciation	18,610	17,932	18,212	18,450	18,629	678	3.8	(19)	(0.1)
Net foreclosed real estate and repossessed assets	761	1,518	998	1,859	4,242	(757)	(49.9)	(3,481)	(82.1)
Merger-related expenses	31,530	54,011	81,619	36,728	47,025	(22,481)	(41.6)	(15,495)	(33.0)
Other	87,076	83,423	73,506	88,746	108,935	3,653	4.4	(21,859)	(20.1)
Total noninterest expense	379,091	373,440	400,241	374,599	416,571	5,651	1.5	(37,480)	(9.0)
Income before income tax expense (benefit)	117,721	52,873	32,446	66,902	135,831	64,848	122.6	(18,110)	(13.3)
Income tax expense (benefit)	25,031	(4,429)	6,213	13,086	21,375	29,460	N.M.	3,656	17.1
Income after income tax expense (benefit)	92,690	57,302	26,233	53,816	114,456	35,388	61.8	(21,766)	(19.0)
Income attributable to non-controlling interest	1,332	1,564	2,469	1,917	2,057	(232)	(14.8)	(725)	(35.2)
Net income attributable to TCF Financial Corporation	91,358	55,738	23,764	51,899	112,399	35,620	63.9	(21,041)	(18.7)
Preferred stock dividends	2,494	2,494	2,494	2,493	2,494	—	—	—	—
Net income available to common shareholders	$88,864	$53,244	$21,270	$49,406	$109,905	$35,620	66.9%	$(21,041)	(19.1)%

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	Year Ended December 31,		Change
(Dollars in thousands, except per share data)	2020	2019	$	%
Interest income:
Interest and fees on loans and leases	$1,575,186	$1,430,628	$144,558	10.1%
Interest on investment securities:
Taxable	144,462	106,027	38,435	36.3
Tax-exempt	16,168	11,651	4,517	38.8
Interest on loans held-for-sale	11,394	18,599	(7,205)	(38.7)
Interest on other earning assets	18,452	20,356	(1,904)	(9.4)
Total interest income	1,765,662	1,587,261	178,401	11.2
Interest expense:
Interest on deposits	166,986	226,157	(59,171)	(26.2)
Interest on borrowings	60,275	72,072	(11,797)	(16.4)
Total interest expense	227,261	298,229	(70,968)	(23.8)
Net interest income	1,538,401	1,289,032	249,369	19.3
Provision for credit losses	257,151	65,282	191,869	N.M.
Net interest income after provision for credit losses	1,281,250	1,223,750	57,500	4.7
Noninterest income:
Leasing revenue	142,723	163,718	(20,995)	(12.8)
Fees and service charges on deposit accounts	112,681	127,860	(15,179)	(11.9)
Card and ATM revenue	88,699	87,221	1,478	1.7
Net gains on sales of loans and leases	86,776	26,308	60,468	N.M.
Wealth management revenue	25,701	10,413	15,288	146.8
Servicing fee revenue	10,603	20,776	(10,173)	(49.0)
Net gains on investment securities	2,338	7,425	(5,087)	(68.5)
Other	46,542	21,811	24,731	113.4
Total noninterest income	516,063	465,532	50,531	10.9
Noninterest expense:
Compensation and employee benefits	702,702	576,922	125,780	21.8
Occupancy and equipment	209,690	189,560	20,130	10.6
Lease financing equipment depreciation	73,204	76,426	(3,222)	(4.2)
Net foreclosed real estate and repossessed assets	5,136	13,523	(8,387)	(62.0)
Merger-related expenses	203,888	171,968	31,920	18.6
Other	332,751	303,716	29,035	9.6
Total noninterest expense	1,527,371	1,332,115	195,256	14.7
Income before income tax expense	269,942	357,167	(87,225)	(24.4)
Income tax expense	39,901	50,241	(10,340)	(20.6)
Income after income tax expense	230,041	306,926	(76,885)	(25.1)
Income attributable to non-controlling interest	7,282	11,458	(4,176)	(36.4)
Net income attributable to TCF Financial Corporation	222,759	295,468	(72,709)	(24.6)
Preferred stock dividends	9,975	9,975	—	—
Net income available to common shareholders	$212,784	$285,493	$(72,709)	(25.5)%
N.M. Not Meaningful

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields and Rates (Unaudited)
	Quarter Ended
	Dec. 31, 2020			Sep. 30, 2020			Dec. 31, 2019
	Average		Yields &	Average		Yields &	Average		Yields &
(Dollars in thousands)	Balance	Interest(1)	Rates(1)(2)	Balance	Interest(1)	Rates(1)(2)	Balance	Interest(1)	Rates(1)(2)
ASSETS:
Federal Home Loan Bank and Federal Reserve Bank stocks	$301,460	$2,855	3.77%	$361,320	$2,973	3.27%	$388,640	$3,170	3.24%
Investment securities held-to-maturity	162,590	638	1.57	135,332	573	1.69	140,434	889	2.53
Investment securities available-for-sale:
Taxable	6,553,126	34,751	2.12	6,021,643	35,075	2.33	4,960,520	35,393	2.85
Tax-exempt(3)	652,743	4,774	2.93	685,652	4,972	2.90	778,994	5,536	2.84
Loans and leases held-for-sale	419,704	2,682	2.56	490,886	3,829	3.13	1,121,326	15,767	5.58
Loans and leases(3)(4)
Commercial and industrial	11,425,226	130,654	4.51	11,740,727	127,751	4.30	10,955,937	156,246	5.63
Commercial real estate	9,623,256	96,278	3.91	9,616,301	95,779	3.90	9,057,834	124,431	5.38
Lease financing	2,700,298	32,617	4.83	2,679,142	32,696	4.88	2,616,360	33,431	5.11
Residential mortgage	5,788,514	52,711	3.64	5,987,754	57,610	3.86	6,023,647	61,072	4.05
Home equity	3,202,321	39,722	4.93	3,399,468	43,489	5.09	3,604,153	53,910	5.93
Consumer installment	1,288,382	16,396	5.06	1,386,448	17,551	5.04	1,546,952	19,382	4.97
Total loans and leases(3)(4)	34,027,997	368,378	4.28	34,809,840	374,876	4.26	33,804,883	448,472	5.24
Interest-bearing deposits with banks and other	706,114	602	0.34	2,572,254	994	0.16	656,555	3,448	2.07
Total interest-earning assets	42,823,734	414,680	3.83	45,076,927	423,292	3.72	41,851,352	512,675	4.85
Other assets	4,537,786			4,462,673			4,268,162
Total assets	$47,361,520			$49,539,600			$46,119,514
LIABILITIES AND EQUITY:
Noninterest-bearing deposits	$10,942,071			$10,654,288			$7,968,769
Interest-bearing deposits:
Savings	9,395,608	1,759	0.07	9,301,198	4,050	0.17	8,404,460	14,993	0.71
Certificates of deposit	5,784,759	11,580	0.80	6,657,697	18,446	1.10	7,825,573	38,859	1.97
Checking	7,029,938	1,763	0.10	7,029,914	2,025	0.11	5,891,566	7,614	0.51
Money market	5,478,528	5,828	0.42	5,501,747	7,331	0.53	4,463,476	15,537	1.38
Total interest-bearing deposits	27,688,833	20,930	0.30	28,490,556	31,852	0.44	26,585,075	77,003	1.15
Total deposits	38,630,904	20,930	0.22	39,144,844	31,852	0.32	34,553,844	77,003	0.88
Borrowings:
Short-term borrowings	252,749	101	0.16	2,153,030	2,511	0.46	2,585,682	11,403	1.73
Long-term borrowings	1,253,556	9,027	2.87	910,149	8,918	3.91	1,739,852	12,620	2.87
Total borrowings	1,506,305	9,128	2.41	3,063,179	11,429	1.48	4,325,534	24,023	2.19
Total interest-bearing liabilities	29,195,138	30,058	0.41	31,553,735	43,281	0.55	30,910,609	101,026	1.29
Total deposits and borrowings	40,137,209	30,058	0.30	42,208,023	43,281	0.41	38,879,378	101,026	1.03
Accrued expenses and other liabilities	1,517,120			1,633,850			1,549,017
Total liabilities	41,654,329			43,841,873			40,428,395
Total TCF Financial Corporation shareholders' equity	5,687,196			5,675,089			5,667,436
Non-controlling interest in subsidiaries	19,995			22,638			23,683
Total equity	5,707,191			5,697,727			5,691,119
Total liabilities and equity	$47,361,520			$49,539,600			$46,119,514
Net interest spread (FTE)			3.53%			3.31%			3.82%
Net interest income (FTE) and net interest margin (FTE)		$384,622	3.55%		$380,011	3.34%		$411,649	3.89%
Reconciliation to Reported Net Interest Income
Net interest income and net interest margin (GAAP)		$381,394	3.53%		$377,167	3.31%		$408,753	3.86%
Adjustments for taxable equivalent interest(1)(3)
Loans and leases		2,226			1,764			1,734
Tax-exempt investment securities		1,002			1,080			1,162
Total FTE adjustments		3,228			2,844			2,896
Net interest income and net interest margin (FTE)		$384,622	3.55%		$380,011	3.34%		$411,649	3.89%
(1)Interest and yields are presented on a fully tax-equivalent basis.
(2)Annualized.
(3)The yield on tax-exempt loans and investment securities available-for-sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 21%.
(4)Average balances of loans and leases include nonaccrual loans and leases and are presented net of unearned income.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields and Rates (Unaudited)
	Year Ended
	December 31, 2020			December 31, 2019
	Average		Yields &	Average		Yields &
(Dollars in thousands)	Balance	Interest(1)	Rates(1)(2)	Balance	Interest(1)	Rates(1)(2)
ASSETS:
Federal Home Loan Bank and Federal Reserve Bank stocks	$379,482	$13,356	3.52%	$210,001	$6,030	2.87%
Investment securities held-to-maturity	141,604	1,842	1.30	144,318	2,950	2.04
Investment securities available-for-sale:
Taxable	6,050,684	142,620	2.36	3,516,413	103,077	2.93
Tax-exempt(3)	713,658	20,470	2.87	541,525	14,746	2.72
Loans and leases held-for-sale	351,898	11,394	3.24	336,292	18,599	5.53
Loans and leases(3)(4)
Commercial and industrial	11,924,867	559,783	4.66	8,371,066	519,506	6.18
Commercial real estate	9,547,701	405,173	4.17	5,523,347	298,414	5.33
Lease financing	2,693,493	133,272	4.95	2,570,109	131,547	5.12
Residential mortgage	6,053,036	233,723	3.86	3,902,959	170,706	4.37
Home equity	3,405,718	179,628	5.27	3,272,760	214,116	6.54
Consumer installment	1,412,510	71,392	5.05	1,844,714	101,687	5.51
Total loans and leases(3)(4)	35,037,325	1,582,971	4.49	25,484,955	1,435,976	5.61
Interest-bearing deposits with banks and other	1,352,825	5,096	0.38	534,979	14,326	2.66
Total interest-earning assets	44,027,476	1,777,749	4.01	30,768,483	1,595,704	5.17
Other assets	4,373,462			2,758,447
Total assets	$48,400,938			$33,526,930
LIABILITIES AND EQUITY:
Noninterest-bearing deposits	$9,844,485			$5,622,092
Interest-bearing deposits:
Savings	9,093,600	28,408	0.31	7,203,987	52,087	0.72
Certificates of deposit	6,812,648	89,835	1.32	6,086,251	122,494	2.01
Checking	6,676,803	11,947	0.18	3,920,613	13,961	0.36
Money market	5,289,371	36,796	0.70	2,729,156	37,615	1.38
Total interest-bearing deposits	27,872,422	166,986	0.60	19,940,007	226,157	1.13
Total deposits	37,716,907	166,986	0.44	25,562,099	226,157	0.88
Borrowings:
Short-term borrowings	2,023,374	17,279	0.84	1,279,073	20,836	1.61
Long-term borrowings	1,459,004	42,996	2.93	1,592,915	51,236	3.19
Total borrowings	3,482,378	60,275	1.72	2,871,988	72,072	2.49
Total interest-bearing liabilities	31,354,800	227,261	0.72	22,811,995	298,229	1.30
Total deposits and borrowings	41,199,285	227,261	0.55	28,434,087	298,229	1.05
Accrued expenses and other liabilities	1,528,080			1,177,805
Total liabilities	42,727,365			29,611,892
Total TCF Financial Corporation shareholders' equity	5,649,567			3,889,204
Non-controlling interest in subsidiaries	24,006			25,834
Total equity	5,673,573			3,915,038
Total liabilities and equity	$48,400,938			$33,526,930
Net interest spread (FTE)			3.46%			4.12%
Net interest income (FTE) and net interest margin (FTE)		$1,550,488	3.50%		$1,297,475	4.20%
Reconciliation to Reported Net Interest Income
Net interest income and net interest margin (GAAP)		$1,538,401	3.47%		$1,289,032	4.17%
Adjustments for taxable equivalent interest(1)(3)
Loans		7,785			5,348
Tax-exempt investment securities		4,302			3,095
Total FTE adjustments		12,087			8,443
Net interest income and net interest margin (FTE)		$1,550,488	3.50%		$1,297,475	4.20%
(1)Interest and yields are presented on a fully tax-equivalent basis.
(2)Annualized.
(3)The yield on tax-exempt loans and investment securities available-for-sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 21%.
(4)Average balances of loans and leases include nonaccrual loans and leases and are presented net of unearned income.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Quarterly Average Balance Sheets (Unaudited)

	Quarter Ended					Change From
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30, 2020		Dec. 31, 2019
(Dollars in thousands)	2020	2020	2020	2020	2019	$	%	$	%
ASSETS:
Federal Home Loan Bank and Federal Reserve Bank stocks	$301,460	$361,320	$401,532	$454,675	$388,640	$(59,860)	(16.6)%	$(87,180)	(22.4)%
Investment securities held-to-maturity	162,590	135,332	132,054	136,277	140,434	27,258	20.1	22,156	15.8
Investment securities available-for-sale:
Taxable	6,553,126	6,021,643	5,730,762	5,892,006	4,960,520	531,483	8.8	1,592,606	32.1
Tax-exempt	652,743	685,652	743,744	773,468	778,994	(32,909)	(4.8)	(126,251)	(16.2)
Loans and leases held-for-sale	419,704	490,886	356,671	138,058	1,121,326	(71,182)	(14.5)	(701,622)	(62.6)
Loans and leases(1) :
Commercial and industrial	11,425,226	11,740,727	12,713,714	11,827,315	10,955,937	(315,501)	(2.7)	469,289	4.3
Commercial real estate	9,623,256	9,616,301	9,658,124	9,291,540	9,057,834	6,955	0.1	565,422	6.2
Lease financing	2,700,298	2,679,142	2,712,291	2,682,323	2,616,360	21,156	0.8	83,938	3.2
Residential mortgage	5,788,514	5,987,754	6,326,227	6,113,279	6,023,647	(199,240)	(3.3)	(235,133)	(3.9)
Home equity	3,202,321	3,399,468	3,509,107	3,514,278	3,604,153	(197,147)	(5.8)	(401,832)	(11.1)
Consumer installment	1,288,382	1,386,448	1,459,446	1,517,412	1,546,952	(98,066)	(7.1)	(258,570)	(16.7)
Total loans and leases(1)	34,027,997	34,809,840	36,378,909	34,946,147	33,804,883	(781,843)	(2.2)	223,114	0.7
Interest-bearing deposits with banks and other	706,114	2,572,254	1,587,665	538,971	656,555	(1,866,140)	(72.5)	49,559	7.5
Total interest-earning assets	42,823,734	45,076,927	45,331,337	42,879,602	41,851,352	(2,253,193)	(5.0)	972,382	2.3
Other assets	4,537,786	4,462,673	4,384,779	4,105,824	4,268,162	75,113	1.7	269,624	6.3
Total assets	$47,361,520	$49,539,600	$49,716,116	$46,985,426	$46,119,514	$(2,178,080)	(4.4)%	$1,242,006	2.7%
LIABILITIES AND EQUITY:
Noninterest-bearing deposits	$10,942,071	$10,654,288	$9,830,687	$7,929,933	$7,968,769	$287,783	2.7%	$2,973,302	37.3%
Interest-bearing deposits:
Savings	9,395,608	9,301,198	9,082,184	8,589,815	8,404,460	94,410	1.0	991,148	11.8
Certificates of deposit	5,784,759	6,657,697	7,491,502	7,329,632	7,825,573	(872,938)	(13.1)	(2,040,814)	(26.1)
Checking	7,029,938	7,029,914	6,649,288	5,990,309	5,891,566	24	0.0	1,138,372	19.3
Money market	5,478,528	5,501,747	5,380,547	4,792,248	4,463,476	(23,219)	(0.4)	1,015,052	22.7
Total interest-bearing deposits	27,688,833	28,490,556	28,603,521	26,702,004	26,585,075	(801,723)	(2.8)	1,103,758	4.2
Total deposits	38,630,904	39,144,844	38,434,208	34,631,937	34,553,844	(513,940)	(1.3)	4,077,060	11.8
Borrowings:
Short-term borrowings	252,749	2,153,030	3,016,490	2,689,262	2,585,682	(1,900,281)	(88.3)	(2,332,933)	(90.2)
Long-term borrowings	1,253,556	910,149	1,072,394	2,608,204	1,739,852	343,407	37.7	(486,296)	(28.0)
Total borrowings	1,506,305	3,063,179	4,088,884	5,297,466	4,325,534	(1,556,874)	(50.8)	(2,819,229)	(65.2)
Total interest-bearing liabilities	29,195,138	31,553,735	32,692,405	31,999,470	30,910,609	(2,358,597)	(7.5)	(1,715,471)	(5.5)
Total deposits and borrowings	40,137,209	42,208,023	42,523,092	39,929,403	38,879,378	(2,070,814)	(4.9)	1,257,831	3.2
Accrued expenses and other liabilities	1,517,120	1,633,850	1,534,769	1,425,536	1,549,017	(116,730)	(7.1)	(31,897)	(2.1)
Total liabilities	41,654,329	43,841,873	44,057,861	41,354,939	40,428,395	(2,187,544)	(5.0)	1,225,934	3.0
Total TCF Financial Corporation shareholders' equity	5,687,196	5,675,089	5,630,133	5,605,159	5,667,436	12,107	0.2	19,760	0.3
Non-controlling interest in subsidiaries	19,995	22,638	28,122	25,328	23,683	(2,643)	(11.7)	(3,688)	(15.6)
Total equity	5,707,191	5,697,727	5,658,255	5,630,487	5,691,119	9,464	0.2	16,072	0.3
Total liabilities and equity	$47,361,520	$49,539,600	$49,716,116	$46,985,426	$46,119,514	$(2,178,080)	(4.4)%	$1,242,006	2.7%
N.M. Not Meaningful
(1)Average balances of loans and leases include nonaccrual loans and leases and are presented net of unearned income.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Quarterly Yields and Rates(1)(2) (Unaudited)

	Quarter Ended					Change From
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,		Dec. 31,
	2020	2020	2020	2020	2019	2020		2019
ASSETS:
Federal Home Loan Bank and Federal Reserve Bank stocks	3.77%	3.27%	4.38%	2.79%	3.24%	50	bps	53	bps
Investment securities held-to-maturity	1.57	1.69	0.21	1.64	2.53	(12)		(96)
Investment securities available-for-sale:
Taxable	2.12	2.33	2.26	2.74	2.85	(21)		(73)
Tax-exempt(3)	2.93	2.90	2.81	2.85	2.84	3		9
Loans and leases held-for-sale	2.56	3.13	3.73	4.53	5.58	(57)		(302)
Loans and leases(3)
Commercial and industrial	4.51	4.30	4.41	5.42	5.63	21		(112)
Commercial real estate	3.91	3.90	3.91	5.01	5.38	1		(147)
Lease financing	4.83	4.88	4.99	5.09	5.11	(5)		(28)
Residential mortgage	3.64	3.86	3.93	4.02	4.05	(22)		(41)
Home equity	4.93	5.09	5.19	5.85	5.93	(16)		(100)
Consumer installment	5.06	5.04	4.88	5.23	4.97	2		9
Total loans and leases(3)	4.28	4.26	4.33	5.08	5.24	2		(96)
Interest-bearing deposits with banks and other	0.34	0.16	0.30	1.72	2.07	18		(173)

Total interest-earning assets	3.83	3.72	3.88	4.64	4.85	11		(102)

LIABILITIES:
Interest-bearing deposits:

Savings	0.07	0.17	0.40	0.64	0.71	(10)		(64)
Certificates of deposit	0.80	1.10	1.44	1.81	1.97	(30)		(117)
Checking	0.10	0.11	0.14	0.39	0.51	(1)		(41)
Money market	0.42	0.53	0.66	1.25	1.38	(11)		(96)
Total interest-bearing deposits	0.30	0.44	0.66	1.02	1.15	(14)		(85)
Total deposits	0.22	0.32	0.49	0.78	0.88	(10)		(66)
Borrowings:
Short-term borrowings	0.16	0.46	0.54	1.56	1.73	(30)		(157)
Long-term borrowings	2.87	3.91	3.40	2.42	2.87	(104)		0
Total borrowings	2.41	1.48	1.29	1.98	2.19	93		22

Total interest-bearing liabilities	0.41	0.55	0.74	1.18	1.29	(14)		(88)
Total deposits and borrowings	0.30	0.41	0.57	0.94	1.03	(11)		(73)

Net interest margin (GAAP)	3.53	3.31	3.33	3.73	3.86	22		(33)
Net interest margin (FTE)	3.55	3.34	3.35	3.76	3.89	21		(34)
(1)Annualized.
(2)Yields are presented on a fully tax-equivalent basis.
(3)The yield on tax-exempt loans and investment securities available-for-sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 21%.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Composition of Loans (Unaudited)

	Quarter Ended					Change From
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30, 2020		Dec. 31, 2019
(Dollars in thousands)	2020	2020	2020	2020	2019	$	%	$	%
Commercial and industrial	$11,422,383	$11,557,237	$12,200,721	$12,326,943	$11,439,602	$(134,854)	(1.2)%	$(17,219)	(0.2)%
Commercial real estate	9,702,587	9,627,330	9,628,344	9,486,904	9,136,870	75,257	0.8	565,717	6.2
Lease financing	2,817,231	2,724,686	2,707,402	2,708,998	2,699,869	92,545	3.4	117,362	4.3
Total commercial loan and lease portfolio	23,942,201	23,909,253	24,536,467	24,522,845	23,276,341	32,948	0.1	665,860	2.9
Residential mortgage	6,182,045	5,790,251	6,123,118	6,435,314	6,179,805	391,794	6.8	2,240	0.0
Home equity	3,108,736	3,302,983	3,445,584	3,453,502	3,498,907	(194,247)	(5.9)	(390,171)	(11.2)
Consumer installment	1,233,426	1,341,204	1,430,655	1,509,953	1,542,411	(107,778)	(8.0)	(308,985)	(20.0)
Total consumer loan portfolio	10,524,207	10,434,438	10,999,357	11,398,769	11,221,123	89,769	0.9	(696,916)	(6.2)
Total	$34,466,408	$34,343,691	$35,535,824	$35,921,614	$34,497,464	$122,717	0.4%	$(31,056)	(0.1)%

Composition of Deposits (Unaudited)

	Quarter Ended					Change From
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30, 2020		Dec. 31, 2019
(Dollars in thousands)	2020	2020	2020	2020	2019	$	%	$	%
Noninterest-bearing deposits	$11,036,086	$10,691,041	$10,480,245	$8,237,916	$7,970,590	$345,045	3.2%	$3,065,496	38.5%
Interest-bearing deposits:
Savings	9,509,963	9,295,467	9,310,362	8,703,864	8,506,058	214,496	2.3	1,003,905	11.8
Checking	7,222,275	7,453,504	6,693,092	6,289,046	5,966,178	(231,229)	(3.1)	1,256,097	21.1
Certificates of deposit	5,524,381	6,334,760	7,142,996	7,463,192	7,455,556	(810,379)	(12.8)	(1,931,175)	(25.9)
Money market	5,563,614	5,397,325	5,584,177	5,105,285	4,570,081	166,289	3.1	993,533	21.7
Total interest-bearing deposits	27,820,233	28,481,056	28,730,627	27,561,387	26,497,873	(660,823)	(2.3)	1,322,360	5.0
Total deposits	$38,856,319	$39,172,097	$39,210,872	$35,799,303	$34,468,463	$(315,778)	(0.8)%	$4,387,856	12.7%

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Summary of Credit Quality Data

Allowance for Credit Losses (Unaudited)

	Dec. 31,		Sep. 30,		Jun. 30,		Mar. 31,		Jan. 1,	Dec. 31,
	2020		2020		2020		2020		2020	2019
(Dollars in thousands)	Balance	Reserve Rate	Balance	Reserve Rate	Balance	Reserve Rate	Balance	Reserve Rate	Adjusted for adoption of CECL	Balance	Reserve Rate
Allowance for loan and lease losses
Commercial and industrial	$155,665	1.36%	$145,814	1.26%	$122,024	1.00%	$117,507	0.95%	$93,884	$42,430	0.38%
Commercial real estate	192,331	1.98	197,892	2.06	162,364	1.69	86,209	0.91	67,620	27,308	0.29
Lease financing	40,978	1.45	36,386	1.34	19,041	0.70	27,610	1.02	21,631	14,742	0.55
Residential mortgage	72,315	1.17	62,006	1.07	79,479	1.30	97,185	1.51	72,939	8,099	0.13
Home equity	45,761	1.47	49,003	1.48	56,824	1.65	57,694	1.67	47,003	17,795	0.51
Consumer installment	18,818	1.53	24,128	1.80	21,382	1.49	20,178	1.34	15,967	2,678	0.17
Total allowance for loan and lease losses	525,868	1.53	515,229	1.50	461,114	1.30	406,383	1.13	319,044	113,052	0.33
Reserve for unfunded lending commitments	23,313		34,129		42,788		22,188		18,235	3,528
Total allowance for credit losses	$549,181	1.59%	$549,358	1.60%	$503,902	1.42%	$428,571	1.19%	$337,279	$116,580	0.34%

Changes in Allowance for Credit Losses

	Quarter Ended					Change From
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Dec. 31,
(Dollars in thousands)	2020	2020	2020	2020	2019	2020	2019
Allowance for loan and lease losses
Balance, beginning of period	$515,229	$461,114	$406,383	$113,052	$121,218	$54,115	$394,011
Impact of CECL adoption	—	—	—	205,992	—	—	—
Adjusted balance, beginning of period	515,229	461,114	406,383	319,044	121,218	54,115	394,011
Charge-offs	(29,593)	(32,235)	(9,958)	(14,729)	(16,891)	2,642	(12,702)
Recoveries	17,958	7,659	6,563	9,252	10,654	10,299	7,304
Net (charge-offs) recoveries	(11,635)	(24,576)	(3,395)	(5,477)	(6,237)	12,941	(5,398)
Provision for credit losses related to loans and leases(1)	22,634	78,323	58,126	92,990	14,403	(55,689)	8,231
Other(2)	(360)	368	—	(174)	(16,332)	(728)	15,972
Balance, end of period	525,868	515,229	461,114	406,383	113,052	10,639	412,816
Reserve for unfunded lending commitments
Balance, beginning of period	34,129	42,788	22,188	3,528	3,461	(8,659)	30,668
Impact of CECL adoption	—	—	—	14,707	—	—	—
Adjusted balance, beginning of period	34,129	42,788	22,188	18,235	3,461	(8,659)	30,668
Provision (benefit) for credit losses related to unfunded lending commitments(1)	(10,816)	(8,659)	20,600	3,953	67	(2,157)	(10,883)
Balance, end of period	23,313	34,129	42,788	22,188	3,528	(10,816)	19,785
Total allowance for credit losses	$549,181	$549,358	$503,902	$428,571	$116,580	$(177)	$432,601
(1)Provision for credit losses related to loans and leases and the provision (benefit) for credit losses related to unfunded lending commitments are included within provision for credit losses in the Consolidated Statements of Income beginning January 1, 2020 as a result of the adoption of CECL.
(2)Primarily includes the transfer of the allowance for credit losses to loans and leases held-for-sale.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Summary of Credit Quality Data (Unaudited), Continued

Net (Charge-offs) Recoveries

	Quarter Ended
	Dec. 31,		Sep. 30,		Jun. 30,		Mar. 31,		Dec. 31,
	2020		2020		2020		2020		2019
(Dollars in thousands)	Balance	Rate(1)	Balance	Rate(1)	Balance	Rate(1)	Balance	Rate(1)	Balance	Rate(1)
Commercial and industrial	$(672)	0.02%	$(22,201)	0.76%	$9	—%	$(4,022)	0.14%	$(5,736)	0.21%
Commercial real estate	(6,050)	0.25	(144)	0.01	(644)	0.03	563	(0.02)	(7)	—
Lease financing	(1,748)	0.26	(161)	0.02	(1,392)	0.21	(878)	0.13	(1,749)	0.27
Residential mortgage	216	(0.01)	803	(0.05)	(871)	0.06	355	(0.02)	1,552	(0.10)
Home equity	(182)	0.02	(237)	0.03	(335)	0.04	(246)	0.03	2,280	(0.25)
Consumer installment	(3,199)	0.99	(2,636)	0.76	(162)	0.04	(1,249)	0.33	(2,577)	0.67
Total net (charge-offs) recoveries	$(11,635)	0.14%	$(24,576)	0.28%	$(3,395)	0.04%	$(5,477)	0.06%	$(6,237)	0.07%
(1) Annualized net charge-off rate based on average loans and leases.

Over 90-Day Delinquencies as a Percentage of Portfolio(1)
						Change From
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Dec. 31,
	2020	2020	2020	2020	2019	2020	2019
Commercial and industrial	0.01%	0.03%	0.02%	—%	—%	(2) bps	1	bps
Commercial real estate	—	—	—	0.02	0.02	—	(2)
Lease financing	0.14	0.13	0.18	0.11	0.07	1	7
Residential mortgage	0.03	0.02	0.01	0.01	0.01	1	2
Home equity	—	—	—	0.01	—	—	—
Consumer installment	—	—	—	—	0.01	—	(1)
Subtotal	0.02	0.02	0.02	0.02	0.01	—	1
Portfolios acquired with deteriorated credit quality(2)	N/A	N/A	N/A	—	10.43	N/A	N/A
Total delinquencies	0.02%	0.02%	0.02%	0.02%	0.09%	—	(7)
(1)Excludes nonaccrual loans and leases.
(2)Prior to the adoption of CECL as of January 1, 2020, purchased credit impaired loans were not classified as nonaccrual loans because they were recorded at their net realizable value based on the principal and interest expected to be collected on the loans.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Summary of Credit Quality Data (Unaudited), Continued

Nonperforming Assets
						Change From
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,		Dec. 31,
(Dollars in thousands)	2020	2020	2020	2020	2019	2020		2019
Nonaccrual loans and leases:
Commercial and industrial	$259,439	$140,492	$98,184	$84,157	$53,812	$118,947		$205,627
Commercial real estate	154,439	70,252	57,521	47,032	29,735	84,187		124,704
Lease financing	90,822	42,023	18,756	13,170	10,957	48,799		79,865
Total commercial	504,700	252,767	174,461	144,359	94,504	251,933		410,196
Residential mortgage	97,653	65,235	67,762	61,980	38,577	32,418		59,076
Home equity	69,383	52,184	47,560	43,147	35,863	17,199		33,520
Consumer installment	5,566	6,535	1,668	989	714	(969)		4,852
Total consumer	172,602	123,954	116,990	106,116	75,154	48,648		97,448
Total nonaccrual loans and leases(1)	677,302	376,721	291,451	250,475	169,658	300,581		507,644
Other real estate owned	33,192	35,554	42,744	38,914	34,256	(2,362)		(1,064)
Total nonperforming assets	$710,494	$412,275	$334,195	$289,389	$203,914	$298,219		$506,580

Nonaccrual loans and leases as a percentage of total loans and leases(1)	1.97%	1.10%	0.82%	0.70%	0.49%	87	bps	148	bps
Allowance for loan and lease losses as a percentage of nonaccrual loans and leases(1)	77.64	136.77	158.21	162.24	66.64	(5,913)		1,100
Allowance for credit losses as a percentage of nonaccrual loans and leases(1)	81.08	145.83	172.89	171.10	68.71	(6,475)		1,237
Nonperforming assets as a percentage of total loans and leases and other real estate owned(1)	2.06	1.20	0.94	0.80	0.59	86		147
(1)Prior to the adoption of CECL as of January 1, 2020, purchased credit impaired loans were not classified as nonaccrual loans because they were recorded at their net realizable value based on the principal and interest expected to be collected on the loans. At January 1, 2020, $73.4 million of previous purchased credit impaired loans were reclassified to nonaccrual loans as a result of the adoption of CECL.

Consolidated Capital Information (Unaudited)
						Change From
(Dollars in thousands, except per share data)	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,		Dec. 31,
	2020	2020	2020	2020	2019	2020		2019
Book value per common share	$36.06	$35.88	$35.91	$35.85	$36.20	0.5%		(0.4)%
Tangible book value per common share(1)	26.49	26.27	26.25	26.16	26.60	0.8		(0.4)
Common equity to assets	11.51%	11.50%	10.92%	11.23%	11.87%	1	bps	(36)	bps
Tangible common equity to tangible assets(1)	8.72	8.68	8.22	8.45	9.01	4		(29)

Regulatory Capital:(2)
Common equity Tier 1 capital	$4,103,007	$4,053,931	$4,028,681	$4,026,304	$4,050,826	1.2%		1.3%
Tier 1 capital	4,290,793	4,244,609	4,221,283	4,225,755	4,236,648	1.1		1.3
Total capital	5,026,611	4,972,715	4,907,760	4,744,899	4,681,630	1.1		7.4

Common equity Tier 1 capital ratio	11.45%	11.45%	11.06%	10.44%	10.99%	0	bps	46	bps
Tier 1 risk-based capital ratio	11.98	11.98	11.59	10.96	11.49	0		49
Total risk-based capital ratio	14.03	14.04	13.47	12.31	12.70	(1)		133
Tier 1 leverage ratio	9.34	8.83	8.75	9.27	9.49	51		(15)
(1)See "Reconciliation of GAAP to Non-GAAP Financial Measures" tables.
(2)December 31, 2020 amounts are preliminary pending completion and filing of the Corporation's regulatory reports. Regulatory capital ratios presented for periods in 2020 reflect our election of the five-year CECL transition for regulatory capital purposes.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)

Computation of adjusted diluted earnings per common share and adjusted net income:

		Quarter Ended
		Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
(Dollars in thousands, except per share data)		2020	2020	2020	2020	2019
Net income available to common shareholders	(a)	$88,864	$53,244	$21,270	$49,406	$109,905
Merger-related expenses		31,530	54,011	81,619	36,728	47,025
Notable items:
Sale of legacy TCF auto finance portfolio and related expenses(1)		—	—	901	3,063	12,864
Gains on sales of branches, write-down of company-owned vacant land parcels and branch exit costs, net(2)		—	—	(14,166)	—	3,494
Pension fair valuation adjustment(3)		—	—	—	—	6,341
Loan servicing rights (recovery) impairment(4)		357	154	8,858	8,236	(638)
Total notable items		357	154	(4,407)	11,299	22,061
Total merger-related and notable items		31,887	54,165	77,212	48,027	69,086
Related income tax expense, net of benefits(5)		(7,191)	(11,207)	(16,114)	(10,071)	(19,904)
Total adjustments, net of tax		24,696	42,958	61,098	37,956	49,182
Adjusted earnings allocated to common stock	(b)	$113,560	$96,202	$82,368	$87,362	$159,087

Weighted-average common shares outstanding used in diluted earnings per common share calculation	(c)	152,084,428	151,821,592	151,660,139	152,114,017	152,658,766

Diluted earnings per common share	(a)/(c)	$0.58	$0.35	$0.14	$0.32	$0.72
Adjusted diluted earnings per common share	(b)/(c)	0.75	0.63	0.54	0.57	1.04

Net income attributable to TCF		$91,358	$55,738	$23,764	$51,899	$112,399
Total adjustments, net of tax		24,696	42,958	61,098	37,956	49,182
Adjusted net income attributable to TCF		$116,054	$98,696	$84,862	$89,855	$161,581
(1)Second quarter 2020 amount included within other noninterest expense ($0.8 million) and compensation and employee benefits ($0.1 million). First quarter 2020 amount included within occupancy and equipment ($1.6 million), compensation and employee benefits ($0.9 million) and other noninterest expense ($0.6 million). Fourth quarter 2019 amount included within net gains (losses) on sales of loans and leases ($8.2 million), other noninterest expense ($2.2 million), occupancy and equipment ($1.5 million) and compensation and employee benefits ($0.9 million).
(2)Second quarter 2020 amount included within other noninterest income ($14.7 million net gain) and other noninterest expense ($0.6 million). Fourth quarter of 2019 included within other noninterest expense.
(3)Included within other noninterest expense.
(4)Included within other noninterest income.
(5)Included within income tax expense (benefit).

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited), Continued

Computation of adjusted return on average assets, common equity and average tangible common equity:

		Quarter Ended
		Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
(Dollars in thousands)		2020	2020	2020	2020	2019
Adjusted net income after tax expense:
Income after tax expense	(a)	$92,690	$57,302	$26,233	$53,816	$114,456
Merger-related expenses		31,530	54,011	81,619	36,728	47,025
Notable items		357	154	(4,407)	11,299	22,061
Related income tax expense, net of tax benefits		(7,191)	(11,207)	(16,114)	(10,071)	(19,904)
Adjusted net income after tax expense for adjusted ROAA calculation	(b)	117,386	100,260	87,331	91,772	163,638
Net income available to common shareholders	(c)	88,864	53,244	21,270	49,406	109,905
Other intangibles amortization		5,498	5,498	5,516	5,480	5,505
Related income tax expense		(1,240)	(1,137)	(1,151)	(1,149)	(1,284)
Adjusted net income available to common shareholders used in adjusted ROATCE calculation	(d)	93,122	57,605	25,635	53,737	114,126

Adjusted net income available to common shareholders:
Net income available to common shareholders		88,864	53,244	21,270	49,406	109,905
Notable items		357	154	(4,407)	11,299	22,061
Merger-related expenses		31,530	54,011	81,619	36,728	47,025
Related income tax expense, net of tax benefits		(7,191)	(11,207)	(16,114)	(10,071)	(19,904)
Adjusted net income available to common shareholders used in adjusted ROACE calculation	(e)	113,560	96,202	82,368	87,362	159,087
Other intangibles amortization		5,498	5,498	5,516	5,480	5,505
Related income tax expense		(1,240)	(1,137)	(1,151)	(1,149)	(1,284)
Adjusted net income available to common shareholders used in adjusted ROATCE calculation	(f)	117,818	100,563	86,733	91,693	163,308
Average balances:
Average assets	(g)	47,361,520	49,539,600	49,716,116	46,985,426	46,119,514
Total equity		5,707,191	5,697,727	5,658,255	5,630,487	5,691,119
Non-controlling interest in subsidiaries		(19,995)	(22,638)	(28,122)	(25,328)	(23,683)
Total TCF Financial Corporation shareholders' equity		5,687,196	5,675,089	5,630,133	5,605,159	5,667,436
Preferred stock		(169,302)	(169,302)	(169,302)	(169,302)	(169,302)
Average total common shareholders' equity used in ROACE calculation	(h)	5,517,894	5,505,787	5,460,831	5,435,857	5,498,134
Goodwill, net		(1,313,046)	(1,313,046)	(1,313,046)	(1,301,080)	(1,266,166)
Other intangibles, net		(149,140)	(155,142)	(160,841)	(166,298)	(211,294)
Average tangible common shareholders' equity used in ROATCE calculation	(i)	$4,055,708	$4,037,599	$3,986,944	$3,968,479	$4,020,674

ROAA(1)	(a)/(g)	0.78%	0.46%	0.21%	0.46%	0.99%
Adjusted ROAA(1)	(b)/(g)	0.99	0.81	0.70	0.78	1.42
ROACE(1)	(c)/(h)	6.44	3.87	1.56	3.64	8.00
Adjusted ROACE(1)	(e)/(h)	8.23	6.99	6.03	6.43	11.57
ROATCE(1)	(d)/(i)	9.18	5.71	2.57	5.42	11.35
Adjusted ROATCE(1)	(f)/(i)	11.62	9.96	8.70	9.24	16.25
(1)Annualized.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited), Continued

Computation of adjusted efficiency ratio, noninterest income and noninterest expense:

		Quarter Ended
		Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
(Dollars in thousands)		2020	2020	2020	2020	2019
Noninterest expense	(a)	$379,091	$373,440	$400,241	$374,599	$416,571
Merger-related expenses		(31,530)	(54,011)	(81,619)	(36,728)	(47,025)
Write-down of company-owned vacant land parcels and branch exit costs		—	—	(551)	—	(3,494)
Expenses related to the sale of Legacy TCF auto finance portfolio		—	—	(901)	(3,063)	(4,670)
Pension fair valuation adjustment		—	—	—	—	(6,341)
Adjusted noninterest expense		347,561	319,429	317,170	334,808	355,041
Lease financing equipment depreciation		(18,610)	(17,932)	(18,212)	(18,450)	(18,629)
Amortization of intangibles		(5,498)	(5,498)	(5,516)	(5,480)	(5,505)
Historic tax credit amortization		(3,591)	(1,758)	(179)	(1,521)	(4,030)
Adjusted noninterest expense, efficiency ratio	(b)	319,862	294,241	293,263	309,357	326,877

Net interest income		381,394	377,167	378,359	401,481	408,753
Noninterest income		127,236	118,810	133,054	136,963	158,052
Total revenue	(c)	508,630	495,977	511,413	538,444	566,805

Noninterest income		127,236	118,810	133,054	136,963	158,052
Gain on sales of branches		—	—	(14,717)	—	—
Sale of Legacy TCF auto finance portfolio		—	—	—	—	8,194
Loan servicing rights impairment (recovery)		357	154	8,858	8,236	(638)
Adjusted noninterest income		127,593	118,964	127,195	145,199	165,608
Net interest income		381,394	377,167	378,359	401,481	408,753
Net interest income FTE adjustment		3,228	2,844	3,032	2,983	2,896
Adjusted net interest income (FTE)		384,622	380,011	381,391	404,464	411,649
Lease financing equipment depreciation		(18,610)	(17,932)	(18,212)	(18,450)	(18,629)
Adjusted total revenue, efficiency ratio	(d)	$493,605	$481,043	$490,374	$531,213	$558,628

Efficiency ratio	(a)/(c)	74.53%	75.29%	78.26%	69.57%	73.49%
Adjusted efficiency ratio	(b)/(d)	64.80	61.17	59.80	58.24	58.51

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited), Continued

Computation of adjusted net interest income and margin:

	Quarter Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
(Dollars in thousands)	2020	2020	2020	2020	2019
Net interest income	$381,394	$377,167	$378,359	$401,481	$408,753
Adjustments for taxable equivalent interest (FTE)	3,228	2,844	3,032	2,983	2,896
Net interest income (FTE)	384,622	380,011	381,391	404,464	411,649
Purchase accounting accretion and amortization	(22,997)	(17,710)	(18,209)	(25,258)	(30,523)
Net fees recognized on PPP loans	(16,071)	(11,886)	(7,805)	—	—
Interest recognition on PPP loans(1)	(3,051)	(2,824)	(1,759)	—	—
Total PPP loans impact	(19,122)	(14,710)	(9,564)	—	—
Adjusted net interest income, including FTE adjustment and excluding purchase accounting accretion and amortization and PPP impact	$342,503	$347,591	$353,618	$379,206	$381,126
Net interest margin (GAAP)	3.53%	3.31%	3.33%	3.73%	3.86%
FTE impact	0.02	0.03	0.02	0.03	0.03
Net interest margin (FTE)	3.55	3.34	3.35	3.76	3.89
Purchase accounting accretion and amortization impact	(0.21)	(0.16)	(0.16)	(0.23)	(0.29)
PPP loans impact(2)	(0.04)	0.01	0.01	—	—
Adjusted net interest margin, excluding purchase accounting accretion and amortization and PPP loans impact (FTE)	3.30%	3.19%	3.20%	3.53%	3.60%
(1)Interest income recorded on PPP loans less funding costs.
(2)The exclusion of PPP loans additionally reduces average earning assets by $1.7 billion and $1.8 billion in the fourth and third quarters of 2020, respectively.

Computation of tangible common equity to tangible assets and tangible book value per common share:

		Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
(Dollars in thousands, except per share data)		2020	2020	2020	2020	2019
Total equity		$5,689,297	$5,658,420	$5,658,555	$5,655,833	$5,727,241
Non-controlling interest in subsidiaries		(18,484)	(21,376)	(23,300)	(30,149)	(20,226)
Total TCF Financial Corporation shareholders' equity		5,670,813	5,637,044	5,635,255	5,625,684	5,707,015
Preferred stock		(169,302)	(169,302)	(169,302)	(169,302)	(169,302)
Total common stockholders' equity	(a)	5,501,511	5,467,742	5,465,953	5,456,382	5,537,713
Goodwill, net		(1,313,046)	(1,313,046)	(1,313,046)	(1,313,046)	(1,299,878)
Other intangibles, net		(146,377)	(151,875)	(157,373)	(162,887)	(168,368)
Tangible common shareholders' equity	(b)	4,042,088	4,002,821	3,995,534	3,980,449	4,069,467

Total assets	(c)	47,802,487	47,565,789	50,062,460	48,594,383	46,651,553
Goodwill, net		(1,313,046)	(1,313,046)	(1,313,046)	(1,313,046)	(1,299,878)
Other intangibles, net		(146,377)	(151,875)	(157,373)	(162,887)	(168,368)
Tangible assets	(d)	$46,343,064	$46,100,868	$48,592,041	$47,118,450	$45,183,307

Common stock shares outstanding	(e)	152,565,504	152,379,722	152,233,106	152,185,984	152,965,571

Common equity to assets	(a) / (c)	11.51%	11.50%	10.92%	11.23%	11.87%
Tangible common equity to tangible assets	(b) / (d)	8.72	8.68	8.22	8.45	9.01

Book value per common share	(a) / (e)	$36.06	$35.88	$35.91	$35.85	$36.20
Tangible book value per common share	(b) / (e)	26.49	26.27	26.25	26.16	26.60

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited), Continued

Composition of Loans and Allowance for Credit Losses excluding PPP

	Quarter Ended		Change From
	Dec. 31,	Sep. 30,	Sep. 30, 2020
(Dollars in thousands)	2020	2020	$	%
Commercial and industrial	$11,422,383	$11,557,237	$(134,854)	(1.2)%
Commercial real estate	9,702,587	9,627,330	75,257	0.8
Lease financing	2,817,231	2,724,686	92,545	3.4
Total commercial loan and lease portfolio	23,942,201	23,909,253	32,948	0.1
Residential mortgage	6,182,045	5,790,251	391,794	6.8
Home equity	3,108,736	3,302,983	(194,247)	(5.9)
Consumer installment	1,233,426	1,341,204	(107,778)	(8.0)
Total consumer loan portfolio	10,524,207	10,434,438	89,769	0.9
Total loans and leases	34,466,408	34,343,691	122,717	0.4
PPP (Commercial and industrial)	1,553,908	1,836,850	(282,942)	(15.4)
Loans and leases excluding PPP loans
Commercial and industrial	9,868,475	9,720,387	148,088	1.5
Commercial real estate	9,702,587	9,627,330	75,257	0.8
Lease financing	2,817,231	2,724,686	92,545	3.4
Total commercial loan and lease portfolio	22,388,293	22,072,403	315,890	1.4
Residential mortgage	6,182,045	5,790,251	391,794	6.8
Home equity	3,108,736	3,302,983	(194,247)	(5.9)
Consumer installment	1,233,426	1,341,204	(107,778)	(8.0)
Total consumer loan portfolio	10,524,207	10,434,438	89,769	0.9
Total loans and leases, excluding PPP loans	$32,912,500	$32,506,841	$405,659	1.2%
Allowance for credit losses	$549,181	$549,358	$(177)	—%
Allowance for credit losses as a % of total loans and leases	1.59%	1.60%	(1)	bp
Allowance for credit losses as a % of loans and leases, excluding PPP loans	1.67	1.69	(2)